Exhibit 99.1

FOR IMMEDIATE RELEASE SEPTEMBER 16, 2019

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

G. Darcy Klug, Chairman, CEO and CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

REDHAWK COMPLETES INITIAL TRANCHE OF CAPITAL RAISE

LAFAYETTE, LOUISIANA – RedHawk Holdings Corp. (OTC: SNDD) (“RedHawk” or the “Company”) announced today that it has successfully completed the sale of $500,000 in aggregate principal amount of new convertible notes (the “Initial Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company intends to offer, subject to market and other customary conditions, an additional $500,000 in aggregate principal amount of new convertible notes (the “Additional Notes” and, together with the Initial Notes, the “Convertible Notes”) in a private offering that is exempt from registration under the Securities Act. The Company intends to use the net proceeds of the offering of the Convertible Notes and Additional Notes, after payment of related fees and expenses, to retire existing debt and to provide working capital for strategic and organic growth.

The Convertible Notes mature on the fifth anniversary of the date of issuance and are convertible into shares of the Company’s common stock, par value $0.001 per share, at a price of $0.015 per share (the “Note Shares”). Interest accrues at a rate of 7% per annum and is payable semi-annually. The Convertible Notes are secured by certain real property assets of the Company. Under certain circumstances, the Company may issue a notice of its intent to redeem, for cash, an amount equal to the sum of (a) 120% of the then outstanding principal balance, (b) accrued but unpaid interest and (c) all liquidated damages and other amounts due in respect of the Convertible Notes. The holder of the Convertible Notes has the right to convert all or any portion of the Convertible Notes at the conversion price at any time prior to redemption.

At closing, the Company issued to the Initial Note purchasers a number of warrants (the “Warrants”) exercisable ten years from the date of issuance for the purchase of an aggregate of 12,500,000 shares of the Company’s common stock (the “Warrant Shares” and collectively with the Convertible Notes, Note Shares and Warrants, the “Securities”) at an exercise price of $0.01 per Warrant Share.

The Securities are being offered in a private placement pursuant to the exemptions from the registration requirements provided for in Regulation D and/or Section 4(a)(2) of the Securities Act. The Securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign security laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Securities, nor shall there be any sales of the Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act.

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About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company which, through its subsidiaries, is engaged in sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells the Sharps and Needle Destruction Device (SANDD™), WoundClot Surgical - Advanced Bleeding Control, and the Carotid Artery Digital Non-Contact Thermometer. Through our United Kingdom based subsidiary, we manufacture and market branded generic pharmaceuticals. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full-body x-ray scanner.

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts including, among other things, the consummation of the offering of the Additional Notes, constitute forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.